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                                 SUBSIDIARIES
                                 ------------

     The following are wholly owned subsidiaries of the iXL Enterprises, Inc., unless otherwise noted:


Company                                           State of Incorporation

iVisit, Inc./1/                                   Delaware

Consumer Financial Network, Inc./2/               Delaware

CFN Agency, Inc./3/                               Delaware

CFN Finance, Inc./3/                              Delaware

Creative Video Library, Inc.                      Georgia

iXL, Inc.                                         Delaware

iXL-Boston, Inc.                                  Delaware

iXL-Charlotte, Inc.                               Delaware

iXL-Chicago, Inc.                                 Delaware

iXL-Connecticut, Inc.                             Delaware

iXL-DC, Inc.                                      Delaware

iXL-Denver, Inc.                                  Delaware

iXL (UK) Limited                                  United Kingdom

iXL-Los Angeles, Inc.                             Delaware

iXL-Espana, S.A.                                  Spain

Campana New Media, S.L./4/                        Spain

The Other Media, S.L./4/                          Spain

iXL-Memphis, Inc.                                 Delaware

iXL-New York, Inc.                                Delaware

iXL-Richmond, Inc.                                Delaware

iXL-San Diego, Inc.                               Delaware

iXL-San Francisco, Inc.                           Delaware

Denovo New Media Limited/5/                       England

iXL Germany GmbH                                  Germany

AppGenesis, Inc.                                  Delaware

CFN Agency of Hawaii, Inc./3/                     Hawaii

FootageNow, Inc./6/                               Delaware
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iXL Ventures, Inc.                                Delaware

iExpert of Connecticut, Inc./3/                   Delaware

iXL-Massachusetts, Inc.                           Delaware


               1. iVisit, Inc. is a wholly-owned subsidiary of iXL-Los Angeles, Inc., as successor by merger with Boxtop Interactive, Inc.

               2. The Company owns 77%, General Electric Capital Corporation owns 10%, and GE Capital Equity Investments, Inc. owns 13% of Consumer Financial Network, Inc.

               3. CFN Agency, Inc., CFN Finance, Inc., CFN Agency of Hawaii, Inc. and iExpert of Connecticut, Inc. are each a wholly-owned subsidiary of Consumer Financial Network, Inc.

               4. Campana New Media, S.L. and The Other Media, S.L. are wholly-owned subsidiaries of iXL-Espana, S.A.

               5. Denovo New Media Limited is a wholly-owned subsidiary of iXL-London, LTD.

               6. FootageNow, Inc. is a wholly-owned subsidiary of Creative Video Library, Inc.